UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2015

Orbital ATK, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45101 Warp Drive Dulles, Virginia	20166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 406-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On February 24, 2015, after completing a competitive process, the Audit Committee (the “Audit Committee”) of the Board of Directors of Orbital ATK, Inc. (the “Company”) notified Deloitte & Touche LLP (“Deloitte”) that it would be dismissed as the Company’s independent registered public accounting firm, effective following the completion of the Company’s audit for the fiscal year ending March 31, 2015.  On the same day, the Audit Committee notified PricewaterhouseCoopers LLP (“PwC”) that it had been approved as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year beginning April 1, 2015, subject to completion of PwC’s standard client acceptance procedures and execution of an engagement letter.

The decision to change accountants was approved by the Audit Committee on February 21, 2015, and was determined in connection with the merger of Orbital Sciences Corporation (“Orbital”) with the Company’s Aerospace Group and Defense Group businesses effective February 9, 2015.  PwC was the independent registered public accounting firm for Orbital prior to the merger.

Deloitte’s reports on the financial statements of the Company for the fiscal years ended March 31, 2014 and 2013 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended March 31, 2014 and 2013 and the subsequent interim periods through February 24, 2015, there were: (i) no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its report, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte a copy of the above disclosures in this Item 4.01 and requested that Deloitte provide the Company with a letter addressed to the Securities and Exchange Commission stating whether Deloitte agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K.  A copy of this letter dated March 2, 2015 furnished by Deloitte in response to that request is filed as Exhibit 16.1 to this Form 8-K.

During the Company’s two most recent fiscal years ended March 31, 2014 and 2013 and through the interim periods preceding February 24, 2015, the Company did not consult with PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and PwC did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL ATK, INC.

	By:	/s/ Garrett E. Pierce

	Name:	Garrett E. Pierce
	Title:	Chief Financial Officer

Date: March 2, 2015